Exhibit 20.2
Page 1 of 3

Navistar Financial 1994-A Owner Trust
For the Month of January 1997
Distribution Date of February 18, 1997

Original Pool Amount                      $280,021,471.35

Beginning Pool Balance                     $54,961,016.61
Beginning Pool Factor                           0.1962743

Principal and Interest Collections:
  Principal Collected
    (Including Servicer Advance Repay)      $3,919,070.52
  Interest Collected                          $402,599.87

Additional Deposits:
  Repurchase Amounts                            $9,309.04
  Liquidation Proceeds/Recoveries              $11,160.22
Total Additional Deposits                      $20,469.26

Repos/Chargeoffs                                $2,477.79
Aggregate Number of Notes Charged Off                  28

Total Available Funds                       $4,342,139.65

Ending Pool Balance                        $51,030,159.26
Ending Pool Factor                              0.1822366

Servicing Fee                                 $ 45,800.85

Repayment of Servicer Advances                      $0.00

Reserve Account:
  Beginning Balance                         $5,625,225.41
  Target Percentage                                  6.50%
  Target Balance                                      N/A
  Minimum Balance                           $5,600,429.43
  (Release)/Deposit                           $(24,795.98)
  Ending Balance                            $5,600,429.43

Current Weighted Average APR:                       8.386%
Current Weighted Average Remaining Term (months):   18.45

                                            Dollars       Notes
Delinquencies:
  Installments:
     1-30 days                             678,630.43      408
    31-60 days                             172,160.54      131
    60+ days                                73,851.07       39

    Total                                  924,642.04      426

  Balances:  60+ days                      988,506.61       39

Memo Item - Reserve Account

  Prior Month                           $5,600,429.43
  + Invest. Income                          24,795.98
  + Transfer from Collections Account            0.00
    Beginning Balance                   $5,625,225.41

Exhibit 20.2
Page 2 of 3

Navistar Financial 1994-A Owner Trust
For the Month of January 1997

                                                                NOTES
                                                      CLASS A-1
                                     TOTAL          (MONEY MARKET)    CLASS A-2      CERTIFICATES
Original Pool Amount
 Distributions:                  $280,021,471.35  $89,606,000.00  $180,614,000.00  $9,801,471.35
 Distribution Percentages                                  0.00%           95.50%          4.50%
 Turbo Percentages                                       100.00%            0.00%          0.00%
 Coupon                                                   4.531%           5.930%         6.260%

Beginning Pool Balance            $54,961,016.61
Ending Pool Balance               $51,030,159.26
Collected Principal                $3,928,379.56
Collected Interest                   $402,599.87
Charge-Offs                            $2,477.79
Liquidation Proceeds/Recoveries       $11,160.22
Servicing                             $45,800.85
Cash Transfer to Reserve Account           $0.00
  Total Collections Available      $4,296,338.80
    for Debt Service

Beginning Balance                 $49,145,740.88           $0.00   $45,701,407.40  $3,444,333.48

Interest Due                         $243,809.06           $0.00      $225,841.12     $17,967.94
Interest Paid                        $243,809.06           $0.00      $225,841.12     $17,967.94
Principal Due                      $3,930,857.35           $0.00    $3,753,968.77    $176,888.58
Principal Paid                     $3,930,857.35           $0.00    $3,753,968.77    $176,888.58
Turbo Principal                            $0.00           $0.00            $0.00          $0.00

Ending Balance                    $45,214,883.53           $0.00   $41,947,438.63  $3,267,444.90
Note/Certificate Pool Factor
 (Ending Balance/Original Pool Amount)                               0.2322490983   0.3333626945

Total Distributions                $4,174,666.41           $0.00    $3,979,809.89    $194,856.52

Interest Shortfall                         $0.00           $0.00            $0.00          $0.00
Principal Shortfall                        $0.00           $0.00            $0.00          $0.00
 Total Shortfall (required from Reserve)   $0.00           $0.00            $0.00          $0.00

Excess Servicing                     $121,672.39

Beginning Reserve Account Balance  $5,625,225.41  See also Memo Item on Page 1 regarding Reserve Account
(Release)/Draw                       $(24,795.98)
Ending Reserve Account Balance     $5,600,429.43

Exhibit 20.2
Page 3 of 3

Navistar Financial 1994-A Owner Trust
For the Month of January 1997


Trigger Events:  A) Loss Trigger
                 B) Delinquency Trigger
                 C) Noteholders Percentage Trigger

                                   5                4                3                2                1
                                Sep 1996         Oct 1996         Nov 1996         Dec 1996         Jan 1997

Beg. Pool Balance            $72,892,189.90   $68,378,586.60   $63,352,416.13   $59,198,061.43   $54,961,016.61

A) Loss Trigger:
Principal of Contracts
  Charged off                    $22,663.64      $139,276.75      $102,684.32       $30,149.48        $2,477.79
Recoveries                       $93,907.22      $162,015.05      $211,505.35      $259,757.38       $11,160.22

Total Charged off
  (Months 5,4,3)                $264,624.71
Total Recoveries
  (Months 3,2,1)                 482,422.95
Net Loss/(Recoveries)
  for 3 Mos.                   ($217,798.24)(a)

Total Balance
  (Months 5,4,3)            $204,623,192.63(b)

Loss Ratio Annualized [(a/b)(12)]   -1.2773%

Trigger:  Is Ratio> 1.5%                 No

B) Delinquency Trigger:
   Balance delinquency 60+ days                                   $584,210.21    $1,032,680.99      $988,506.61
   As % of Beginning Pool Balance                                    0.92216%         1.74445%         1.79856%
   Three Month Average                                               0.51972%         0.93066%         1.48839%

Trigger:  Is Average> 2.0%          No

C) Noteholders Percent Trigger:     2.0000%
   Ending Reserve Account Balance
    not less than 1% of Initial
    Aggregate Receivables Balance

Trigger: Is Minimum < 1.0%          No

  Navistar Financial Corporation


by:  /s/ R. W. CAIN
         R. W. CAIN
         Vice President and Treasurer